Exhibit 99.1

Pep Boys Reaches Legal Settlement
- Records $0.06 Per Share One-Time Charge -

PHILADELPHIA – November 29, 2006 – The Pep Boys – Manny, Moe & Jack (NYSE: “PBY”), the nation’s leading automotive aftermarket retail and service chain, announced today that it had reached a settlement, subject to court approval, of three pending actions (the earliest of which was filed in 2002) involving various wage and hour claims for an aggregate amount of $4,550,000.

The charge will be recorded in the Company’s third quarter, which ended October 28, 2006, and will revise the recently announced third quarter results by $2,992,000 ($0.06 per share – basic and diluted) to a Net Loss from Continuing Operations Before Cumulative Effect of Change in Accounting Principle of $10,713,000 ($0.20 per share - basic and diluted).  The charge will also change the previously announced Operating Profit to an Operating Loss of $1,349,000 and EBITDA to $20,594,000.

Set forth below are revisions of the Company’s Financial Highlights and EBITDA Reconciliation included in the previously announced third quarter fiscal 2006 results.  Revised supplemental financial information is available on the Company’s website at www.pepboys.com.  The revisions will be reflected in the Company’s third quarter Form 10-Q to be filed by December 7, 2006.

Pep Boys Financial Highlights

Thirteen Weeks Ended:	October 28, 2006	October 29, 2005

Total Revenues	$550,849,000	$545,904,000

Net Loss From Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$(10,713,000)	$(11,376,000)

Average Shares – Basic and Diluted	54,313,000	54,774,000

Basic and Diluted Loss Per Share from Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$(0.20)	$(0.21)

Thirty-nine Weeks Ended:	October 28, 2006	October 29, 2005

Total Revenues	$1,686,015,000	$1,687,548,000

Net Loss From Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$(10,110,000)	$(12,930,000)

Average Shares – Basic and Diluted	54,264,000	55,288,000

Basic and Diluted Loss Per Share from Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$(0.19)	$(0.23)

EBITDA Reconciliation

EBITDA is defined as Net Loss plus Interest Expense, minus Income Tax Benefit, plus Depreciation and Amortization.  EBITDA is not a measurement of financial performance under generally accepted accounting principles and may not be compared to similarly captioned information reported by other companies.  In addition, it does not replace net income or cash flow from operations as an indicator of financial performance or liquidity.  We believe EBITDA provides a useful indicator of levels of our financial performance and is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.  A reconciliation of EBITDA for the thirteen and thirty-nine weeks ended October 28, 2006 and October 29, 2005, respectively, to the most directly comparable GAAP measure in accordance with SEC Regulation G follows:

Thirteen Weeks Ended:	October 28, 2006	October 29, 2005

Net Loss	$(10,914,000)	$(11,195,000)

Interest Expense	15,581,000	9,205,000

Income Tax Benefit	(5,200,000)	(5,856,000)

Depreciation and Amortization	21,127,000	20,628,000

EBITDA	$20,594,000	$12,782,000

Thirty-nine Weeks Ended:	October 28, 2006	October 29, 2005

Net Loss	$(10,265,000)	$(12,927,000)

Interest Expense	37,886,000	27,354,000

Income Tax Benefit	(4,600,000)	(7,212,000)

Depreciation and Amortization	62,546,000	59,283,000

EBITDA	$85,567,000	$66,498,000

Pep Boys has 593 stores and more than 6,000 service bays in 36 states and Puerto Rico. Along with its vehicle repair and maintenance capabilities, the Company also serves the commercial auto parts delivery market and is one of the leading sellers of replacement tires in the United States. Customers can find the nearest location by calling 1-800 -PEP-BOYS or by visiting pepboys.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. The word “guidance,” “expect,” “anticipate,” “estimates,” “forecasts” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include management’s expectations regarding future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The Company’s actual results may differ materially from the results discussed in the forward-looking statements due to factors beyond the control of the Company, including the strength of the national and regional economies, retail and commercial consumers’ ability to spend, the health of the various sectors of the automotive aftermarket, the weather in geographical regions with a high concentration of the Company’s stores, competitive pricing, the location and number of competitors’ stores, product and labor costs and the additional factors described in the Company’s filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Contact:
Pep Boys, Philadelphia
Investor Contact: Harry Yanowitz, 215-430-9720
Media Contact:  Alex Spooner, (215) 430-9588
Internet: http://www.pepboys.com